Exhibit 10.3
WAIVER
Dated as of January 12, 2007
HEI, Inc.
1495 Steiger Lake Lane
Victoria, MN 55386
Attn: Mark Thomas, CEO
Dear Mr. Thomas:
     Reference is made to that certain Master Equipment Lease No. 0512231 (the “Master Lease”), dated as of December 23, 2005, by and between HEI Inc., a Minnesota corporation (the “Lessee”) and Commerce Leasing Corporation, a division of Commerce Financial Group, Inc., a Minnesota corporation (the “Lessor”), as amended by that certain Waiver dated as of May 27, 2006, between the Lessee and the Lessor; those certain lease commitments (the “Lease Commitments”) between the Lessor and the Lessee dated as of December 5, 2005, December 8, 2005, February 23, 2006 and February 24, 2006; and those certain lease supplements (individually, a “Supplement”, and, collectively, the “Supplements”) delivered by the Lessee to the Lessor pursuant to the terms of the Master Lease (the Master Lease, together with the Lease Commitments, the Supplements, and all other lease schedules and agreements between the Lessee and the Lessor executed and delivered in connection with the Master Lease are collectively, the “Lease”).
     The Lessee has advised the Lessor that preliminary financial results for the Lessee’s quarterly reporting period ended December 2, 2006, indicate that as of such date the Lessee failed to comply with the Debt Service Coverage Ratio covenant and the Minimum Total Tangible Stockholders’ Equity covenant set forth in the Lease, and, consequently, the Lessee would be deemed to have been in default under the Lease as of December 2, 2006. The Lessee has further advised the Lessor that the Lessee is likely to be in default under said Debt Service Coverage Ratio covenant until completion of the Lessee’s quarterly reporting period ending December 1, 2007, and the Lessee is likely to be in default under said Minimum Total Tangible Stockholders’ Equity covenant until completion of the Lessee’s quarterly reporting period ending November 29, 2008. The Lessee has accordingly requested certain waivers relating to the covenants set forth in the Lease.
     In consideration of the promises herein set forth, and subject to the provisions of Sections 13 and 27 of the Master Lease, the Lessee and the Lessor hereby agree as follows:
     1. The Lessor hereby waives the Lessee’s default existing as of the date hereof under the Debt Service Coverage Ratio covenant and the Minimum Total Tangible Stockholders’ Equity covenant under the Lease.

HEI, Inc.
Waiver
Dated as of December 2, 2006

     2. The Lessor hereby waives the Lessee’s compliance with the Debt Service Coverage Ratio covenant under the Lease, to and including the Lessee’s reporting period ending September 1, 2007. Lessee will be required to comply with the Debt Service Coverage Ratio covenant under the Lease as of the reporting period ending December 1, 2007, and thereafter.
     3. The Lessor hereby waives the Lessee’s compliance with the Minimum Total Tangible Stockholders’ Equity covenant under the Lease, to and including the Lessee’s reporting period ending August 30, 2008. Lessee will be required to comply with the Minimum Total Tangible Stockholders’ Equity covenant under the Lease as of the reporting period ending November 29, 2008, and thereafter.
     4. As a condition to the effectiveness of the waivers by the Lessor contained herein, the implied economic interest rate for each Supplement under the Master Lease shall remain at the adjusted rate that is 2.0% above the original economic interest rate implied in each such Supplement and the monthly rental payments for each such Supplement shall remain adjusted accordingly until November 29, 2008.
     The Lease shall remain in full force and effect, without modification except as set forth herein or in any amendments entered into in accordance with the requirements of the Lease, as applicable.
     This Waiver may be executed simultaneously in two or more counterparts, each of which shall be an original, but all of which constitute but one agreement.
     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this Waiver and return the same to the Lessor, whereupon this Waiver shall become a binding agreement between the Lessor and the Lessee.

Sincerely, COMMERCE FINANCIAL GROUP, INC.
/s/ James E. Senske
By: James E. Senske
Its: President

Acknowledged as of the date first written above.

HEI, INC.
/s/ Mark Thomas
By: Mark Thomas
Its: CEO